Exhibit 5.2
Morgan Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
October 20, 2009
Jefferies Group, Inc.
520 Madison Avenue
New York, NY 10022

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-160214)
Ladies and Gentlemen:
     We have acted as counsel to Jefferies Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-160214), including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder, for the registration by the Company of its Debt Securities, Convertible Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Common Stock. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus included therein, the Form of Indenture (Convertible Securities) to be entered into by the Company and The Bank of New York Mellon, as trustee (incorporated by reference as Exhibit 4.14 to the Registration Statement) (the “New Indenture”), the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.
     We have also assumed that (i) the definitive terms of any Convertible Debt Security to be issued under the New Indenture and offered pursuant to the Registration Statement will have been established in accordance with the previously mentioned resolutions of the Board of Directors of the Company and applicable law, (ii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Convertible Debt Securities offered thereby and (iii) all such Convertible Debt Securities will be issued in compliance with applicable federal and state securities laws.

     With respect to the issuance and sale of such Convertible Debt Securities, we have further assumed that (i) the New Indenture will have been duly executed and delivered by the Company and the trustee named therein and (ii) such Convertible Debt Securities, when issued, will be executed, authenticated and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the New Indenture with respect thereto.
     Based upon the foregoing, we are of the opinion that any Convertible Debt Securities issued under the New Indenture will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits provided by the applicable Indenture.
     Our opinion is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.” In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP